SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2016

AEROCENTURY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	94-3263974
(State of Incorporation)	(I.R.S. Employer Identification No.)

000-1036848
(Commission File Nunmber)

1440 Chapin Avenue, Suite 310
Burlingame, CA 94010
(Address of principal executive offices including Zip Code)

650-340-1888
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯⁯ ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯⁯ ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯⁯ ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement
Item 2.01  Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation Agreement

On August 4, 2016, two wholly-owned English special purpose subsidiaries formed by the Company ("Special Purpose Subs"), ACY SN 19002 Limited ("19002 Limited") and ACY SN 19003 Limited ("19003 Limited"), each purchased a Bombardier CRJ1000 aircraft ("Aircraft") from Aviacion RCII LLC, A.I.E, a Spanish entity ("Seller").  The purchases were consummated pursuant to two separate Policy of Sale Agreements, each dated August 4, 2016, by and between the Seller and the respective Special Purpose Sub.  The aggregate purchase price for the two Aircraft was approximately US$33.2 million and was paid in the form of (i) cash in the amount of approximately $13.5 million and (ii) assumption of the existing loan debt to Export Development Canada ("Lender") in the aggregate amount of approximately $19.7 million (the "Debt").
The Aircraft are on lease to a regional air carrier operating in Western Europe ("Lessee") pursuant to existing leases ("Leases") that have remaining terms expiring in in the fourth quarter of 2020. The Seller assigned each Lease to the respective purchasing Special Purpose Sub at the closing of the purchase transaction.
Each purchaser assumed the Debt related to its Aircraft pursuant to separate Senior Loan Agreements, dated August 4, 2016, between the Lender and the respective Special Purpose Sub.  The Debt assumed by each of the Special Purpose Subs is to be fully amortized by rental payments received from Lessee by the Special Purpose Sub under its Lease, which payments are to be transmitted directly from Lessee to Lender.   The Debt of the Special Purpose Subs is cross-collateralized and may be accelerated by Lender upon the disposition of the Aircraft or any event of default or breach by a Special Purpose Sub under the Senior Loan Agreement.  The security for the Debt consists of a mortgage granted by each of the Special Purpose Subs with respect to its respective Aircraft, as well as assignment of rentals and other amounts payable under the Leases.
The Company has entered into a Deed of Guarantee dated August 4, 2016, between Lender and the Company and has also pledged its shares ("Shares") in the Special Purpose Subs as additional collateral for its obligations thereunder with respect to the Debt.
Lender's recourse against both the Special Purpose Subs under the Debt and the Company under the Deed of Guarantee is limited to amounts payable to the Special Purpose Subs under their Leases and related documents, the Aircraft, the Shares and the proceeds of sale or disposition of the Leases, the Aircraft or the Shares, subject to certain customary exceptions for such special purpose entity financings.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  August 9, 2016

AEROCENTURY CORP.
.
By: /s/ Toni M. Perazzo
Toni M. Perazzo
Sr. Vice President & Chief Financial Officer